August 2008 Filed pursuant to Rule 433 dated July 24, 2008 relating to Preliminary Pricing Supplement No. 719 dated July 24, 2008 to Registration Statement No. 333-131266
STRUCTURED INVESTMENTS
Opportunities in Equities

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Bear Market Performance Leveraged Upside SecuritiesSM
Bear Market PLUS offer an enhanced short exposure to a wide variety of assets and asset classes, including equities, commodities and currencies.  Having short exposure to an underlying asset means that investors will earn a positive return if the underlying asset declines in value, but will lose up to 80% of their investment if the underlying asset increases in value.  These investments allow investors to capture enhanced returns when the underlying asset declines in value.  The enhancement typically applies only for a certain range of negative price performance.  In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return.  At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset at maturity.
SUMMARY TERMS
Issuer:	Morgan Stanley
Maturity date:	September 20, 2009
Basket:
The basket is equally weighted and consists of the common stocks of forty-two companies in the capital goods sector, excluding Aerospace and Defense. We refer to each of the stocks as a “basket stock” and together as the “basket.”  For a complete list of the basket stocks, their Bloomberg ticker symbols and the stock exchanges on which they are traded, please see “Basket Overview” on page 2.

Aggregate principal amount:	$
Payment at maturity:
▪ If the final basket value is less than the initial basket value:
$10 + enhanced downside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the final basket value is greater than or equal to the initial basket value
$10 – upside reduction amount
This amount will be less than or equal to the stated principal amount of $10.  However, in no event will the payment at maturity be less than the minimum payment at maturity.

Enhanced downside payment:	$10 x leverage factor x basket percent decrease
Upside reduction amount:	$10 x basket percent increase
Leverage factor:	300%
Maximum payment at maturity:	$12.40 to $12.60 (124% to 126% of the stated principal amount) per Bear Market PLUS. The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$2.00 (20% of the stated principal amount) per Bear Market PLUS
Basket percent decrease:	(initial basket value – final basket value) / initial basket value
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	The initial basket value will be set at 100, which is the basket value on the pricing date.
Final basket value:	The basket value on the basket valuation date.
Basket value:	The basket value on any date will equal the sum of the products of (i) the closing price for each basket stock and (ii) the multiplier for that basket stock. See “Multiplier” on page 5.
Basket valuation date:	September 17, 2009, subject to adjustment for non-trading days and certain market disruption events.
Stated principal amount:	$10 per Bear Market PLUS
Issue price:	$10 per Bear Market PLUS (see “Commissions and Issue Price” below)
Pricing date:	August , 2008
Original issue date:	August , 2008 (5 business days after the pricing date)
CUSIP:	617480652
Listing:	The Bear Market PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated
Commissions and Issue Price:	Price to Public	Agent’s Commissions(1)(2)	Proceeds to Company
Per Bear Market PLUS:	$10	$0.15	$9.85
Total:	$	$	$
(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of Bear Market PLUS purchased by that investor.  The lowest price payable by an investor is $9.95 per Bear Market PLUS.  Please see “Syndicate Information” on page 7 for further details.

(2)	For additional information, see “Plan of Distribution” in the accompanying preliminary pricing supplement supplement.

You should read this document together with the preliminary pricing supplement describing this offering and the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Preliminary Pricing Supplement dated July 24, 2008
Amendment No. 1 to Prospectus Supplement dated July 24, 2007
Prospectus dated January 25, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

FWP: MSPRB0707001

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Investment Overview
Bear Market Performance Leveraged Upside Securities

The Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks (the “Bear Market PLUS”) can be used:

▪	As an alternative to direct short exposure to the basket that enhances returns for a certain range of negative price performance of the basket.

▪	To enhance returns and potentially outperform a short strategy on the basket in a moderately bearish scenario.

▪
To achieve similar levels of short exposure to the basket as a direct short investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor.

The Bear Market PLUS are exposed on a 1:1 basis to the positive performance of the basket, subject to the minimum payment at maturity.

Maturity:	13 Months
Leverage factor:	300%
Maximum payment at maturity:	$12.40 to $12.60 per Bear Market PLUS (124% to 126% of the stated principal amount)
Minimum payment at maturity:	$2.00 per Bear Market PLUS (20% of the stated principal amount)
Principal protection:	Only 20% protection of principal

Basket Overview
The basket is equally-weighted and composed of the common stocks of the forty-two companies listed in the table below.  The basket stocks represent forty-two of the largest companies included in the Russell 1000 Index that are in the Capital Goods GICS Industry Group, excluding Aerospace and Defense.

The following table lists the basket stocks, the Bloomberg ticker symbol of each basket stock and the primary exchange on which the basket stock is traded as of July 21, 2008.

Issuer of Basket Stock	Bloomberg Ticker Symbol	Exchange	Issuer of Basket Stock	Bloomberg Ticker Symbol	Exchange
3M Company	MMM	NYSE	Jacobs Engineering Group Inc.	JEC	NYSE
AGCO Corporation	AG	NYSE	Joy Global Inc.	JOYG	NASDAQ
Aircastle Limited	AYR	NYSE	KBR, Inc.	KBR	NYSE
Caterpillar Inc.	CAT	NYSE	Masco Corporation	MAS	NYSE
Cooper Industries, Ltd.	CBE	NYSE	McDermott International, Inc.	MDR	NYSE
Cummins Inc.	CMI	NYSE	Oshkosh Truck Corporation	OSK	NYSE
Danaher Corporation	DHR	NYSE	Owens Corning	OC	NYSE
Deere & Company	DE	NYSE	PACCAR Inc	PCAR	NASDAQ
Dover Corporation	DOV	NYSE	Parker Hannifin Corporation	PH	NYSE
Eaton Corporation	ETN	NYSE	Quanta Services, Inc.	PWR	NYSE
Emerson Electric Co.	EMR	NYSE	Rockwell Automation, Inc.	ROK	NYSE
Fastenal Company	FAST	NASDAQ	The Shaw Group Inc.	SGR	NYSE
Flowserve Corporation	FLS	NYSE	SPX Corporation	SPW	NYSE
Fluor Corporation	FLR	NYSE	Terex Corporation	TEX	NYSE
Foster Wheeler Ltd.	FWLT	NASDAQ	Textron Inc.	TXT	NYSE
Gardner Denver, Inc.	GDI	NYSE	Trinity Industries, Inc.	TRN	NYSE
GATX Corporation	GMT	NYSE	Tyco International Ltd.	TYC	NYSE
General Cable Corporation	BGC	NYSE	United Rentals, Inc.	URI	NYSE
General Electric Company	GE	NYSE	URS Corporation	URS	NYSE
Ingersoll-Rand Company Limited	IR	NYSE	WESCO International, Inc.	WCC	NYSE
ITT Corporation	ITT	NYSE	W.W. Grainger, Inc.	GWW	NYSE

August 2008	Page 2

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

The following table sets forth the number of basket stocks, as a percentage of the total number of basket stocks, in each sub-sector comprising the capital goods sector as of July 24, 2008:

Sector	Percentage of Basket
Construction & Farm Machinery & Heavy Trucks	21%
Industrial Machinery	21%
Construction & Engineering	17%
Trading Companies & Distributors	14%
Industrial Conglomerates	12%
Electrical Components & Equipment	10%
Building Products	5%

The following graph sets forth the performance of the basket, assuming that the multipliers had been determined so that each basket stock would represent its proportionate basket value of 100 on January 1, 2003, for the period from January 1, 2003 to July 21, 2008.  The graph covers the period from January 1, 2003 through July 21, 2008.  Because the common stocks for Aircastle Limited, KBR, Inc. and Owens Corning began trading on August 7, 2006, November 11, 2006 and September 20, 2006, respectively, following their initial public offerings, their multipliers are set in the graph based upon their initial public offering prices, and their basket values for the period of (i) in the case of Aircastle Limited, January 1, 2003 through August 6, 2006, (ii) in the case of KBR, Inc., January 1, 2003 through November 10, 2006 and (iii) in the case of Owens Corning, January 1, 2003 through September 19, 2006, have been fixed at their respective initial offering prices.  Because the actual multipliers for the basket stocks for the Bear Market PLUS will be set on the pricing date, they will be different than the multipliers used in this illustration.  As a result, the historical performance of the basket will be different from the basket values represented in the graph below. In any event, the historical performance of the basket cannot be taken as an indication of its future performance.

Basket Values January 1, 2003 to July 21, 2008

August 2008	Page 3

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Key Investment Rationale

This 13 month investment offers 300% enhanced exposure to the downside movement of the basket, subject to a maximum payment at maturity of $12.40 to $12.60 (124% to 126% of the stated principal amount).  Investors can use the Bear Market PLUS to triple returns up to the maximum payment at maturity, while maintaining similar risk as a direct short investment in the basket.

Enhanced Performance	The Bear Market PLUS offer investors an opportunity to capture enhanced returns relative to a direct short investment in the basket within a certain range of negative price performance.
Best Case Scenario	The basket decreases in value and, at maturity, the Bear Market PLUS redeem for the maximum payment at maturity, $12.40 to $12.60 (124% to 126% of the stated principal amount).
Worst Case Scenario
The basket increases in value and, at maturity, the Bear Market PLUS redeem for less than the stated principal amount by an amount proportional to the increase, subject to the specified minimum payment at maturity.

Summary of Selected Key Risks (see page 10)

▪	The minimum payment at maturity only provides 20% protection of principal. You will lose money on your investment if the basket increases in value over the term of the Bear Market PLUS.

▪	No interest payments.

▪	Appreciation potential is limited by the maximum payment at maturity.

▪	The market price of the Bear Market PLUS will be influenced by many unpredictable factors, including the trading price, volatility and dividend rate of the basket stocks.

▪	The basket stocks are concentrated in the capital goods sector.

▪
The Bear Market PLUS will not be listed on any exchange, secondary trading may be limited, and the inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices and you could receive less, and possibly significantly less, than the stated principal amount per Bear Market PLUS if you try to sell your Bear Market PLUS prior to maturity.

▪	The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

▪	Changes in the value of one or more of the basket stocks may offset each other.

▪	Basket stock prices are volatile.

▪	Morgan Stanley is not affiliated with the issuers of the basket stocks.

▪	Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests.

▪	Investing in the Bear Market PLUS is not equivalent to investing in or taking a short position with respect to the basket stocks.

▪	The Bear Market PLUS may come to be based on the value of the common stock of companies other than the issuers of the basket stocks.

▪	The adjustments to the multipliers the calculation agent is required to make do not cover every corporate event that can affect the basket stocks.

▪	The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.

▪	Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Bear Market PLUS.

▪	The U.S. federal income tax consequences of an investment in the Bear Market PLUS are uncertain.

▪	Credit risk to Morgan Stanley.

August 2008	Page 4

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Fact Sheet

The Bear Market PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, only provide for a minimum 20% return of principal at maturity and have the terms described in the preliminary pricing supplement, the prospectus supplement and the prospectus.  At maturity, an investor will receive for each stated principal amount of Bear Market PLUS that the investor holds, an amount in cash that may be more or less than the stated principal amount based inversely upon the value of the basket at maturity.  The Bear Market PLUS are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
Expected Key Dates
Pricing Date:	Original Issue Date (Settlement Date):	Maturity Date:
August , 2008	August , 2008 (5 business days after the pricing date)	September 20, 2009, subject to postponement due to a market disruption event
Key Terms
Issuer:	Morgan Stanley
Basket:
The basket is equally-weighted and consists of the common stocks of forty-two companies in the capital goods sector, excluding Aerospace and Defense. We refer to each of the stocks as a “basket stock” and together as the “basket.”  For a complete list of the basket stocks, their Bloomberg ticker symbols and the stock exchanges on which they are traded, please see “Basket Overview” on page 2.

Issue price:	$10 per Bear Market PLUS. See “Syndicate Information” on page 7.
Stated principal amount:	$10 per Bear Market PLUS
Denominations:	$10 per Bear Market PLUS and integral multiples thereof
Interest:	None
Payment at maturity:
▪ If the final basket value is less than the initial basket value:
$10 + enhanced downside payment
In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the final basket value is greater than or equal to the initial basket value:
$10 – upside reduction amount
This amount will be less than or equal to the stated principal amount of $10.  However, in no event will the payment at maturity be less than the minimum payment at maturity.

Enhanced downside payment:	$10 x leverage factor x basket percent decrease
Upside reduction amount:	$10 x basket percent increase
Leverage factor:	300%
Maximum payment at maturity:	$12.40 to $12.60 (124% to 126% of the stated principal amount). The actual maximum payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$2.00 (20% of the stated principal amount)
Basket percent decrease:	(initial basket value – final basket value) / initial basket value
Basket percent increase:	(final basket value – initial basket value) / initial basket value
Initial basket value:	The initial basket value will be set at 100, which is the basket value on the pricing date
Final basket value:	The basket value on the basket valuation date
Basket value:	The basket value on any date will equal the sum of the products of (i) the closing price for each basket stock and (ii) the multiplier for that basket stock.
Multiplier:
The multiplier for each basket stock will be set on the pricing date based on each basket stock’s closing value on that date so that each basket stock is reflected equally in the predetermined initial basket value and will remain constant for the term of the Bear Market PLUS, subject to adjustment in the event of certain events affecting the basket stock.  See “Description of Bear PLUS— Adjustments to the Multipliers” in the accompanying preliminary pricing supplement.

Basket valuation date:	September 17, 2009, subject to adjustment for certain market disruption events.
Postponement of maturity date:
If the scheduled basket valuation date is not a trading day or if a market disruption event occurs on that day so that the final basket valuation date as postponed falls less than two scheduled trading days prior to the scheduled maturity date, the maturity date of the Bear Market PLUS will be postponed until the second scheduled trading day following that basket valuation date as postponed.

Risk factors:	Please see “Risk Factors” on page 10

August 2008	Page 5

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

General Information
Listing:	The Bear Market PLUS will not be listed on any securities exchange
CUSIP:	617480652
Minimum ticketing size:	100 Bear Market PLUS
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Bear Market PLUS offered under this document and is superseded by the following discussion.

Although the issuer believes each Bear Market PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Bear Market PLUS.

Assuming this characterization of the Bear Market PLUS is respected, the following U.S. federal income tax consequences should result:
▪ a U.S. Holder should not be required to recognize taxable income over the term of the Bear Market PLUS prior to maturity, other than pursuant to a sale or exchange; and
▪      upon sale, exchange or settlement of the Bear Market PLUS at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Bear Market PLUS.  Such gain or loss should be long-term capital gain or loss if the holding period of the Bear Market PLUS is more than one year at the time of sale, exchange, or settlement, and short-term capital gain or loss otherwise.

On December 7, 2007, the Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may well include the Bear Market PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Bear Market PLUS, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Bear Market PLUS, including possible alternative treatments and the issues presented by this notice.

Both U.S. and non-U.S. investors should read the discussion under “Risk Factors ― Structure Specific Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying pricing supplement concerning the U.S. federal income tax consequences of an investment in the Bear Market PLUS.  Investors should note that the accompanying pricing supplement does not address the tax consequences to an investor holding the Bear Market PLUS as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction or as part of a constructive sale transaction.  An investor who holds any position the return on which is based on or linked to the performance of any basket stock should discuss with its tax adviser the U.S. federal income tax consequences of an investment in the Bear Market PLUS (including the potential application of the “straddle” rules).

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Bear Market PLUS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Bear Market PLUS through one or more of our subsidiaries.
On or prior to the pricing date, we, through our subsidiaries or others, will hedge our anticipated exposure in connection with the Bear Market PLUS by taking short positions in the basket stocks or in options contracts on the Basket Stocks that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such activities could decrease the price of the basket stocks, and therefore the price at which the basket stocks must close on the basket valuation date before investors would receive at maturity a payment that exceeds the principal amount of the Bear Market PLUS.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

Benefit Plan Investor Considerations:	See “Benefit Plan Investor Considerations” in the accompanying preliminary pricing supplement.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

August 2008	Page 6

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Syndicate Information
Issue Price of the Bear Market PLUS	Selling Concession	Principal Amount of the Bear Market PLUS for any single investor
$10.00	$0.15	<$999K
$9.975	$0.125	$1MM-$2.99MM
$9.9625	$0.1125	$3MM-$4.99MM
$9.95	$0.10	>$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the Bear Market PLUS distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the Bear Market PLUS.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

August 2008	Page 7

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

How Bear Market PLUS Work

Payoff Diagram
The payoff diagram below illustrates the payment at maturity on the Bear Market PLUS based on the following terms:

Stated principal amount:	$10
Leverage factor:	300%
Hypothetical maximum payment at maturity:	$12.50 (125% of the stated principal amount)
Minimum payment at maturity:	$2.00 (20% of the stated principal amount)

Bear Market PLUS Payoff Diagram

How it works

▪
If the final basket value is less than the initial basket value, then investors receive the $10 stated principal amount plus 300% of the percentage decline in the basket over the term of the Bear Market PLUS, subject to the hypothetical maximum payment at maturity.  In the payoff diagram, an investor will realize the hypothetical maximum payment at maturity at a final basket value of approximately 91.667% of the initial basket value.

▪	If the basket depreciates 5%, the investor would receive a 15% return, or $11.50.

▪	If the basket depreciates 50%, the investor would receive the hypothetical maximum payment at maturity of $12.50 (125% of the stated principal amount).

▪
If the final basket value is greater than or equal to the initial basket value, the investor would receive an amount less than or equal to the $10 stated principal amount, based on a 1% loss of principal for each 1% increase in the value of the basket, subject to the minimum payment at maturity of $2.00 per Bear Market PLUS.

▪	If the basket increases in value by 10%, the investor would lose 10% of their principal and receive only $9 per Bear Market PLUS at maturity, or 90% of the stated principal amount.

▪	If the basket appreciates in value by 90%, the investor would receive the minimum payment at maturity of 20% of the stated principal amount, or $2.

August 2008	Page 8

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Payment at Maturity

At maturity, investors will receive for each $10 stated principal amount of Bear Market PLUS that they hold an amount in cash based upon the final basket value, determined as follows:

If the final basket value is less than the initial basket value:

$10    +    Enhanced Downside Payment:

Subject to a maximum payment at maturity of $12.40 to $12.60
(124% to 126% of the stated principal amount) for each Bear Market PLUS,

If the final basket value is greater than or equal to the initial basket value:

($10    —   Upside Reduction Amount):

Subject to a minimum payment at maturity of $2.00, or 20% per Bear Market PLUS,

Because the upside reduction amount will be greater than or equal to zero, the payment at maturity in this case will be less than or equal to $10, subject to the minimum payment at maturity.

Under no circumstances will the payment at maturity be less than $2.00 per Bear Market PLUS.

August 2008	Page 9

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Bear Market PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying preliminary pricing supplement.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Bear Market PLUS.

Structure Specific Risk Factors

▪
Bear Market PLUS do not pay interest and guarantee only a minimum 20% return of principal.  The terms of the Bear Market PLUS differ from those of ordinary debt securities in that we will not pay you interest on the Bear Market PLUS and provide a minimum payment at maturity of only 20% of the stated principal amount of the Bear Market PLUS.  Instead, at maturity you will receive for each $10 stated principal amount of Bear Market PLUS that you hold an amount in cash based upon the final basket value.  If the final basket value is greater than the initial basket value, we will pay to you an amount in cash per Bear Market PLUS that is less than the $10 stated principal amount of each Bear Market PLUS by an amount proportionate to the increase in the value of the basket from the initial basket value, subject to the minimum payment at maturity of $2 per Bear Market PLUS, or 20% of the stated principal amount of each Bear Market PLUS.

▪
Appreciation potential is limited.  The return investors realize on the Bear Market PLUS is limited by the maximum payment at maturity.  The maximum payment at maturity of each Bear Market PLUS is $12.40 to $12.60 per Bear Market PLUS (to be determined on the pricing date), or 124% to 126% of the stated principal amount.  Although the leverage factor provides 300% exposure to any moderate decrease in the final basket value from the initial basket value, because the payment at maturity will be limited to 124% to 126% of the stated principal amount, the percentage exposure provided by the leverage factor is progressively reduced as the final index value falls below approximately 92% to 91.333% of the initial index value.

▪
Market price influenced by many unpredictable factors.  Several factors will influence the value of the Bear Market PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Bear Market PLUS in the secondary market, including: the trading price and volatility of the basket stocks, dividend rate on the basket stocks, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political, regulatory or judicial events and the creditworthiness of the issuer.

▪
There are risks associated with investments in securities with concentration in a single industry.  All of the basket stocks are included in the Global Industry Classification System (the “GICS”) under the GICS Code for Capital Goods, and are included in the following industry classifications: building products, construction and engineering, electrical equipment, industrial conglomerates, machinery and trading companies and distributors.  Because the value of the Bear Market PLUS is linked to the performance of the basket, an investment in the Bear Market PLUS will be concentrated in the capital goods sector.

Companies classified under the capital goods code generally industrial companies involved in the manufacture and distribution of capital goods.  The performance of such companies is typically dependant upon capital expenditures and investments made by private, and to some extent, governmental entities.  The level of such expenditures or investment is significantly affected by general economic conditions, and may be affected by government policies.  The performance of such companies may also be affected by a number of additional factors including: interest costs in connection with capital construction programs, input costs, leverage, costs associated with construction or development, environmental and other regulations, changes in capacity, changes in competition from other providers of capital goods, and other factors, including consumer preferences, supply and commodity costs and insurance coverage.  Such companies may also be subject to regulation by various government authorities, the imposition of special tariffs and changes in tax laws and regulatory policies and accounting standards that may change at any time.  As a result, the value of the Bear Market PLUS may be subject to greater volatility and be more affected by a single economic, political or regulatory occurrence affecting the capital goods sector or one of the sub-sectors of capital goods sector than a different investment linked to securities of a more broadly diversified group of issuers.

▪
The Bear Market PLUS will not be listed and secondary trading may be limited.  The Bear Market PLUS will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Bear Market PLUS.  MS & Co. currently intends to act as a market maker for the Bear Market PLUS but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Bear Market PLUS easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the Bear Market PLUS, the price at which you may be able to trade your Bear Market PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary

August 2008	Page 10

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

market for the Bear Market PLUS.  Because it is not possible to predict whether the market for the Bear Market PLUS will be liquid or illiquid, you should be willing to hold your Bear Market PLUS to maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Bear Market PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Bear Market PLUS, as well as the projected profit included in the costs of hedging our obligations under the Bear Market PLUS.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

▪
Changes in the value of one or more of the basket stocks may offset each other.  Price movements in the basket stocks may not correlate with each other, even though the basket stocks are in the same general capital goods sector.  At a time when the value of one basket stock decreases, the value of any other basket stock may not decrease as much or may even increase in value.  Therefore, in calculating the basket value on the basket valuation date, decreases in the value of one basket stock may be moderated, or wholly offset, by lesser decreases or increases in the value of any other basket stock.

▪
Basket stock prices are volatile.  The trading prices of common stocks can be volatile.  Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on the basket valuation date and the overall performance of the basket stocks over the term of the Bear Market PLUS.

▪
Morgan Stanley is not affiliated with the issuers of the basket stocks.  We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way.  Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the multipliers of the basket stocks.  The issuers of the basket stocks have no obligation to consider your interests as an investor in the Bear Market PLUS in taking any corporate actions that might affect the value of your Bear Market PLUS.  None of the money you pay for the Bear Market PLUS will go to the issuers of the basket stocks.

▪
Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks.  These research reports may or may not recommend that investors sell the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations.  Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

▪
You have no shareholder rights.  Investing in the Bear Market PLUS is not equivalent to investing in or taking a short position with respect to the basket stocks.  As an investor in the Bear Market PLUS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket stocks.

▪
The Bear Market PLUS may come to be based on the value of the common stock of companies other than the issuers of the basket stocks.  Following certain corporate events, such as a stock-for-stock merger where the issuer of a basket stock is not the surviving entity, the stock prices used to calculate your return on the Bear Market PLUS may be based on the common stock of a successor corporation to the issuer.  Following certain other corporate events relating to any basket stock, such as a merger event where holders of such basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated equally across the other, unaffected basket stocks.

▪
The adjustments to the multipliers the calculation agent is required to make do not cover every corporate event that can affect the basket stocks.  MS & Co., as calculation agent, will adjust the multiplier for a basket stock for certain events affecting the basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket stock, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks.  For example, the calculation agent is not required to make any

August 2008	Page 11

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock.  If an event occurs that does not require the calculation agent to adjust the multiplier, the market price of the Bear Market PLUS may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, the multiplier may materially and adversely affect the market price of the Bear Market PLUS.

▪
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests.  The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the Bear Market PLUS. As calculation agent, MS & Co. will calculate the basket percent decrease, the basket percent increase, the final basket value and determine what adjustments should be made, if any, to the multiplier for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred.  Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the multipliers, may affect the payment, if any, you will receive at maturity.

▪
Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Bear Market PLUS.  MS & Co. and other affiliates of ours will carry out hedging activities related to the Bear Market PLUS, including trading in the basket stocks and in options contracts on the basket stocks, as well as in other instruments related to the basket stocks.  MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we price the Bear Market PLUS for initial sale to the public could potentially decrease the prices of the basket stocks and, therefore, the prices at which the basket stocks must close on the basket valuation date before you receive a payment at maturity that exceeds the principal amount of the Bear Market PLUS.  Additionally, such hedging or trading activities on the basket valuation date at maturity of the Bear Market PLUS could potentially affect the value of the basket stocks on the basket valuation date and, therefore, the amount of cash you will receive at maturity.

The U.S. federal income tax consequences of an investment in the Bear Market PLUS are uncertain.  Please read the discussion under “Fact Sheet ― General Information ― Tax Considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying pricing supplement (the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Bear Market PLUS.  If the IRS were successful in asserting an alternative characterization or treatment for the Bear Market PLUS, the timing and character of income on the Bear Market PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections.  For example, under one possible characterization, U.S. Holders could be required to accrue original issue discount on the Bear Market PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Bear Market PLUS as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the Bear Market PLUS, and the IRS or a court may not agree with the tax treatment described in this document and the accompanying pricing supplement.  On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may well include the Bear Market PLUS.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Bear Market PLUS, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Bear Market PLUS, including possible alternative treatments and the issues presented by this notice.

August 2008	Page 12

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Historical Information

The following tables set forth a brief description of each basket stock, the SEC file number for such basket stock and the published high and low closing prices for each basket stock during 2005, 2006, 2007 and 2008 through July 21, 2008. We obtained the information in these tables from Bloomberg Financial Markets, and we believe such information to be accurate.

The historical prices of the basket stocks should not be taken as an indication of future performance, and no assurance can be given as to the value of the basket on the basket valuation date.  The basket value may be greater on the basket valuation date than on the pricing date so that you will receive less than the $10 principal amount of the Bear Market PLUS at maturity.  We cannot give you any assurance that the basket value will decrease so that at maturity you receive a payment in excess of the principal amount of Bear Market PLUS.  Because your return is linked inversely to the value of the Basket Stocks at maturity, there is no guaranteed return of 100% of principal.

If the final basket value is greater than the initial basket value, you will lose money on your investment.

3M Company is a technology company with a presence in the following businesses: industrial and transportation; health care; display and graphics; consumer and office; safety, security and protection services; and electro and communications.  Its commission file number is 001-0325.
			AGCO Corporation is a manufacturer and distributor of agricultural equipment and related replacement parts. Its commission file number is 001-12930

3M Company	High	Low	AGCO Corporation	High	Low
(CUSIP 88579Y101)			(CUSIP 001084102)
2005			2005
First Quarter	86.80	86.80	First Quarter	21.31	18.16
Second Quarter	85.25	85.25	Second Quarter	19.54	16.57
Third Quarter	76.13	76.13	Third Quarter	21.30	18.06
Fourth Quarter	79.40	79.40	Fourth Quarter	17.91	14.74
2006			2006
First Quarter	79.11	79.11	First Quarter	20.99	16.31
Second Quarter	88.13	88.13	Second Quarter	28.53	20.66
Third Quarter	81.39	81.39	Third Quarter	26.93	22.94
Fourth Quarter	81.64	81.64	Fourth Quarter	32.93	24.61
2007			2007
First Quarter	79.56	79.56	First Quarter	39.19	29.18
Second Quarter	88.43	88.43	Second Quarter	45.12	35.96
Third Quarter	93.58	93.58	Third Quarter	50.77	38.15
Fourth Quarter	95.85	95.85	Fourth Quarter	70.78	49.22
2008			2008
First Quarter	82.71	82.71	First Quarter	70.50	54.35
Second Quarter	82.90	82.90	Second Quarter	70.51	50.70
Third Quarter (through July 21, 2008)	71.03	71.03	Third Quarter (through July 21, 2008)	54.87	46.80

Aircastle Limited acquires and leases high-utility commercial jet aircraft to passenger and cargo airlines. Its commission file number is 001-32959.			Caterpillar Inc. operates in three principal lines of business: machinery, engines, and financial products. Its commission file number is 001-00768.

Aircastle Limited	High	Low	Caterpillar Inc.	High	Low
(ISIN BMG0129K1045)			(CUSIP 149123101)
2005			2005
First Quarter	-	-	First Quarter	49.98	43.26
Second Quarter	-	-	Second Quarter	51.10	41.73
Third Quarter	-	-	Third Quarter	59.40	47.65
Fourth Quarter	-	-	Fourth Quarter	59.64	48.92
2006			2006
First Quarter	-	-	First Quarter	76.26	57.80
Second Quarter	-	-	Second Quarter	81.14	66.32
Third Quarter	29.65	23.00	Third Quarter	74.77	62.77
Fourth Quarter	32.78	28.85	Fourth Quarter	69.93	59.00
2007			2007
First Quarter	36.17	28.35	First Quarter	68.21	58.17
Second Quarter	40.58	33.40	Second Quarter	82.49	66.35
Third Quarter	40.30	28.85	Third Quarter	86.98	72.64
Fourth Quarter	33.35	23.90	Fourth Quarter	82.51	67.83
2008			2008
First Quarter	25.15	11.25	First Quarter	78.29	62.47
Second Quarter	16.30	7.79	Second Quarter	85.28	73.75
Third Quarter (through July 21, 2008)	9.93	8.50	Third Quarter (through July 21, 2008)	74.09	67.04

August 2008	Page 13

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Cooper Industries, Ltd. manufactures, markets and sells electrical products and tools. Its commission file number is 001-31330.
Cummins Inc. designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products.  Its commission file number is 001-04949.

Cooper Industries, Ltd.	High	Low	Cummins Inc.	High	Low
(ISIN BMG241821005)			(CUSIP 231021106)
2005			2005
First Quarter	36.10	32.31	First Quarter	20.58	17.23
Second Quarter	35.61	31.26	Second Quarter	18.88	15.96
Third Quarter	34.82	31.12	Third Quarter	23.31	18.63
Fourth Quarter	37.48	33.28	Fourth Quarter	22.90	19.55
2006			2006
First Quarter	43.45	36.94	First Quarter	27.33	22.72
Second Quarter	47.75	41.13	Second Quarter	30.56	25.23
Third Quarter	46.90	40.24	Third Quarter	30.99	27.34
Fourth Quarter	46.77	42.60	Fourth Quarter	34.49	29.55
2007			2007
First Quarter	47.92	44.68	First Quarter	37.55	28.58
Second Quarter	57.45	45.37	Second Quarter	52.00	36.31
Third Quarter	58.72	47.25	Third Quarter	67.26	52.54
Fourth Quarter	57.24	47.47	Fourth Quarter	70.08	52.79
2008			2008
First Quarter	51.50	36.97	First Quarter	62.88	42.62
Second Quarter	46.63	39.50	Second Quarter	73.87	47.46
Third Quarter (through July 21, 2008)	43.44	37.11	Third Quarter (through July 21, 2008)	69.31	61.72

Danaher Corporation offers professional and technical customers various products and services for use in the performance of their work. Its commission file number is 001-08089.			Deere & Company manufactures, leases, and distributes agricultural, commercial and consumer equipment. Its commission file number is 001-04121.

Danaher Corporation	High	Low	Deere & Company	High	Low
(CUSIP 235851102)			(CUSIP 244199105)
2005			2005
First Quarter	56.23	52.85	First Quarter	36.47	32.93
Second Quarter	55.73	48.56	Second Quarter	34.06	29.85
Third Quarter	56.68	51.76	Third Quarter	36.77	30.20
Fourth Quarter	58.07	49.43	Fourth Quarter	35.29	28.58
2006			2006
First Quarter	64.53	54.30	First Quarter	39.89	34.00
Second Quarter	68.22	61.23	Second Quarter	45.67	38.65
Third Quarter	68.67	60.39	Third Quarter	42.39	34.34
Fourth Quarter	74.98	67.31	Fourth Quarter	49.07	41.80
2007			2007
First Quarter	75.78	69.88	First Quarter	57.98	45.45
Second Quarter	75.50	70.13	Second Quarter	62.15	52.24
Third Quarter	83.82	73.66	Third Quarter	74.21	58.55
Fourth Quarter	88.62	80.43	Fourth Quarter	93.12	70.76
2008			2008
First Quarter	86.91	70.13	First Quarter	94.69	76.40
Second Quarter	82.55	73.86	Second Quarter	93.35	71.38
Third Quarter (through July 21, 2008)	82.37	74.43	Third Quarter (through July 21, 2008)	73.42	64.01

August 2008	Page 14

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Dover Corporation owns and operates manufacturing companies which provide equipment and support in the industrial products, engineered systems, fluid management and electronic technologies markets.  Its commission file number is 001-04018.
			Eaton Corporation is an industrial manufacturer of electrical and fluid power systems. Its commission file number is 001-01396.
Dover Corporation	High	Low	Eaton Corporation	High	Low
(CUSIP 260003108)			(CUSIP 278058102)
2005			2005
First Quarter	41.18	37.18	First Quarter	71.13	64.17
Second Quarter	38.69	34.70	Second Quarter	65.04	57.55
Third Quarter	41.88	36.46	Third Quarter	67.55	60.13
Fourth Quarter	41.75	38.11	Fourth Quarter	67.82	56.68
2006			2006
First Quarter	49.05	41.49	First Quarter	73.29	64.48
Second Quarter	51.58	45.01	Second Quarter	78.89	69.80
Third Quarter	49.57	45.59	Third Quarter	74.86	63.00
Fourth Quarter	51.02	47.00	Fourth Quarter	78.38	69.53
2007			2007
First Quarter	50.71	46.70	First Quarter	85.53	73.80
Second Quarter	53.36	47.71	Second Quarter	94.15	83.85
Third Quarter	54.44	47.18	Third Quarter	102.55	85.12
Fourth Quarter	51.40	44.34	Fourth Quarter	101.26	85.29
2008			2008
First Quarter	44.42	35.55	First Quarter	96.18	77.55
Second Quarter	54.18	42.34	Second Quarter	96.69	78.94
Third Quarter (through July 21, 2008)	49.49	45.88	Third Quarter (through July 21, 2008)	84.33	71.58

Emerson Electric Co. designs and delivers engineering services in global industrial, commercial and consumer markets. Its commission file number is 001-00278.			Fastenal Company sells industrial and construction supplies in a wholesale and retail fashion. Its commission file number is 000-16125.

Emerson Electric Co.	High	Low	Fastenal Company	High	Low
(CUSIP 291011104)			(CUSIP 311900104)
2005			2005
First Quarter	34.37	32.11	First Quarter	31.20	27.65
Second Quarter	34.00	30.68	Second Quarter	31.39	25.57
Third Quarter	35.94	31.17	Third Quarter	32.82	29.38
Fourth Quarter	38.70	33.97	Fourth Quarter	41.65	30.64
2006			2006
First Quarter	42.84	37.54	First Quarter	47.39	37.92
Second Quarter	43.74	39.31	Second Quarter	48.84	36.54
Third Quarter	42.03	38.08	Third Quarter	41.09	33.23
Fourth Quarter	44.52	41.11	Fourth Quarter	42.81	34.99
2007			2007
First Quarter	45.80	42.11	First Quarter	38.18	34.03
Second Quarter	49.11	41.85	Second Quarter	43.60	34.78
Third Quarter	53.37	45.42	Third Quarter	51.07	41.87
Fourth Quarter	58.32	50.50	Fourth Quarter	49.29	37.76
2008			2008
First Quarter	55.83	47.88	First Quarter	46.94	33.13
Second Quarter	58.20	48.17	Second Quarter	51.76	43.16
Third Quarter (through July 21, 2008)	50.61	48.14	Third Quarter (through July 21, 2008)	49.38	42.23

August 2008	Page 15

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Flowserve Corporation is a manufacturer and aftermarket service provider of flow control systems. Its commission file number is 001-13179.
Fluor Corporation provides services in the oil, gas, chemical, petrochemicals, transportation, mining, metals, power, life sciences and manufacturing industries.  Its commission file number is 001-16129.

Flowserve Corporation	High	Low	Fluor Corporation	High	Low
(CUSIP 34354P105)			(CUSIP 343412102)
2005			2005
First Quarter	26.86	23.70	First Quarter	31.63	25.19
Second Quarter	30.71	25.51	Second Quarter	30.74	25.72
Third Quarter	37.44	30.33	Third Quarter	32.58	28.70
Fourth Quarter	39.56	33.14	Fourth Quarter	39.08	29.34
2006			2006
First Quarter	58.46	40.91	First Quarter	44.04	38.38
Second Quarter	60.75	48.70	Second Quarter	50.98	41.15
Third Quarter	55.54	47.84	Third Quarter	47.34	37.57
Fourth Quarter	55.28	48.52	Fourth Quarter	43.68	37.20
2007			2007
First Quarter	58.34	48.98	First Quarter	46.78	37.96
Second Quarter	72.42	58.23	Second Quarter	55.69	45.03
Third Quarter	78.14	63.53	Third Quarter	72.26	56.63
Fourth Quarter	101.00	75.39	Fourth Quarter	84.05	64.37
2008			2008
First Quarter	111.41	80.05	First Quarter	75.78	53.50
Second Quarter	138.53	104.81	Second Quarter	98.64	74.15
Third Quarter (through July 21, 2008)	141.35	114.65	Third Quarter (through July 21, 2008)	95.71	83.50

Foster Wheeler Ltd. owns, operates and designs oil processing facilities and power processing facilities. Its commission file number is 001-31305.			Gardner Denver, Inc. designs, manufactures and markets compressor and vacuum products and fluid transfer products.

Foster Wheeler Ltd.	High	Low	Gardner Denver, Inc.	High	Low
(ISIN BMG265351394)			(CUSIP 365558105)
2005			2005
First Quarter	9.50	6.35	First Quarter	21.56	17.00
Second Quarter	9.83	6.44	Second Quarter	20.73	17.52
Third Quarter	15.52	9.95	Third Quarter	22.30	16.53
Fourth Quarter	18.83	13.33	Fourth Quarter	25.72	21.44
2006			2006
First Quarter	26.00	18.14	First Quarter	32.60	24.30
Second Quarter	25.24	17.75	Second Quarter	40.25	31.35
Third Quarter	22.23	17.07	Third Quarter	38.03	31.39
Fourth Quarter	28.18	19.29	Fourth Quarter	39.25	30.18
2007			2007
First Quarter	29.79	23.60	First Quarter	39.81	32.39
Second Quarter	54.86	29.30	Second Quarter	42.95	35.39
Third Quarter	65.86	44.69	Third Quarter	45.80	35.15
Fourth Quarter	82.74	65.63	Fourth Quarter	40.85	30.55
2008			2008
First Quarter	84.59	52.32	First Quarter	38.98	28.70
Second Quarter	79.60	57.07	Second Quarter	56.80	38.05
Third Quarter (through July 21, 2008)	74.68	57.94	Third Quarter (through July 21, 2008)	55.54	48.96

August 2008	Page 16

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

GATX Corporation leases, operates and manages assets in the rail, marine and industrial equipment markets.			General Cable Corporation develops, designs, manufactures, markets, distributes, and installs copper, aluminum and fiber optic wire and cable products. Its commission file number is 001-12983.

GATX Corporation	High	Low	General Cable Corporation	High	Low
(CUSIP 361448103)			(CUSIP 369300108)
2005			2005
First Quarter	33.30	26.34	First Quarter	13.39	11.14
Second Quarter	35.25	31.62	Second Quarter	15.00	11.51
Third Quarter	41.52	34.60	Third Quarter	17.05	14.35
Fourth Quarter	39.73	35.59	Fourth Quarter	20.66	14.98
2006			2006
First Quarter	41.29	37.52	First Quarter	30.33	19.90
Second Quarter	48.15	39.41	Second Quarter	37.28	26.57
Third Quarter	42.90	35.99	Third Quarter	39.10	29.38
Fourth Quarter	47.00	40.94	Fourth Quarter	45.10	37.41
2007			2007
First Quarter	49.50	42.80	First Quarter	55.48	42.36
Second Quarter	52.25	47.85	Second Quarter	78.35	52.57
Third Quarter	50.56	41.10	Third Quarter	83.90	50.65
Fourth Quarter	45.59	34.80	Fourth Quarter	82.61	64.64
2008			2008
First Quarter	41.15	31.71	First Quarter	72.04	51.29
Second Quarter	51.50	36.60	Second Quarter	73.22	59.54
Third Quarter (through July 21, 2008)	45.72	41.33	Third Quarter (through July 21, 2008)	60.53	55.01

General Electric Company is a technology, media, and financial services corporations. Its commission file number is 001-00035.			Ingersoll-Rand Company Limited designs, manufactures, and sells industrial and commercial products. Its commission file number is 001-16831.

General Electric Company	High	Low	Ingersoll-Rand Company Limited	High	Low
(CUSIP 369604103)			(ISIN BMG4776G1015)
2005			2005
First Quarter	36.59	35.13	First Quarter	43.67	36.54
Second Quarter	37.18	34.61	Second Quarter	41.18	35.40
Third Quarter	35.63	33.14	Third Quarter	41.50	35.96
Fourth Quarter	36.20	32.68	Fourth Quarter	41.23	36.35
2006			2006
First Quarter	35.47	32.31	First Quarter	43.65	38.15
Second Quarter	35.16	32.88	Second Quarter	47.63	39.47
Third Quarter	35.48	32.11	Third Quarter	43.25	35.29
Fourth Quarter	38.15	34.71	Fourth Quarter	41.21	36.71
2007			2007
First Quarter	38.11	34.09	First Quarter	45.42	38.75
Second Quarter	39.29	34.76	Second Quarter	55.99	43.61
Third Quarter	41.77	36.90	Third Quarter	55.99	47.21
Fourth Quarter	42.12	36.25	Fourth Quarter	55.55	43.60
2008			2008
First Quarter	37.49	31.70	First Quarter	45.07	36.77
Second Quarter	38.43	26.26	Second Quarter	46.58	36.87
Third Quarter (through July 21, 2008)	28.06	26.51	Third Quarter (through July 21, 2008)	37.04	34.46

August 2008	Page 17

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

ITT Corporation designs and manufactures a range of engineered products and related services. Its commission file number is 001-05672.			Jacobs Engineering Group Inc. provides technical, professional, and construction services to industrial, commercial, and governmental clients around the world. Its commission file number is 001-07463.

ITT Corporation	High	Low	Jacobs Engineering Group Inc.	High	Low
(CUSIP 450911102)			(CUSIP 469814107)
2005			2005
First Quarter	45.78	40.24	First Quarter	28.20	22.38
Second Quarter	49.50	42.54	Second Quarter	28.13	24.01
Third Quarter	57.48	49.20	Third Quarter	33.70	28.00
Fourth Quarter	57.46	48.00	Fourth Quarter	34.46	29.65
2006			2006
First Quarter	57.96	50.70	First Quarter	44.01	34.51
Second Quarter	56.83	47.83	Second Quarter	46.46	34.44
Third Quarter	51.31	45.50	Third Quarter	43.65	34.95
Fourth Quarter	56.94	50.50	Fourth Quarter	42.40	36.24
2007			2007
First Quarter	61.98	56.65	First Quarter	47.35	38.62
Second Quarter	69.60	60.76	Second Quarter	59.52	46.71
Third Quarter	72.80	59.80	Third Quarter	77.16	58.57
Fourth Quarter	69.24	60.08	Fourth Quarter	98.70	75.45
2008			2008
First Quarter	65.37	51.67	First Quarter	101.58	69.89
Second Quarter	66.68	53.45	Second Quarter	96.45	76.56
Third Quarter (through July 21, 2008)	63.19	59.43	Third Quarter (through July 21, 2008)	83.53	71.96

Joy Global Inc. produces underground mining machinery for the extraction of coal and other bedded materials. Its commission file number is 001-09299.
KBR, Inc. is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors.  Its commission file number is 001-22146.

Joy Global Inc.	High	Low	KBR, Inc.	High	Low
(CUSIP 481165108)			(CUSIP 48242W106)
2005			2005
First Quarter	26.03	17.58	First Quarter	-	-
Second Quarter	25.03	20.59	Second Quarter	-	-
Third Quarter	33.64	22.39	Third Quarter	-	-
Fourth Quarter	41.49	28.56	Fourth Quarter	-	-
2006			2006
First Quarter	60.62	43.18	First Quarter	-	-
Second Quarter	71.68	45.72	Second Quarter	-	-
Third Quarter	53.41	32.80	Third Quarter	-	-
Fourth Quarter	49.41	36.40	Fourth Quarter	27.01	17.00
2007			2007
First Quarter	54.83	41.09	First Quarter	25.32	20.00
Second Quarter	61.30	43.27	Second Quarter	28.92	20.54
Third Quarter	64.38	42.93	Third Quarter	39.93	26.69
Fourth Quarter	67.24	49.55	Fourth Quarter	44.01	34.15
2008			2008
First Quarter	70.55	52.71	First Quarter	40.38	26.14
Second Quarter	88.18	65.63	Second Quarter	38.13	28.36
Third Quarter (through July 21, 2008)	77.54	70.30	Third Quarter (through July 21, 2008)	35.12	29.76

August 2008	Page 18

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Masco Corporation manufactures, distributes and installs home improvement and building products. Its commission file number is 001-05794.
McDermott International, Inc. is an engineering and construction company operating in oil and gas construction and government operations and power generation systems.  Its commission file number is 001-08430.

Masco Corporation	High	Low	McDermott International, Inc.	High	Low
(CUSIP 574599106)			(CUSIP 580037109)
2005			2005
First Quarter	38.03	33.07	First Quarter	6.76	5.80
Second Quarter	34.74	29.89	Second Quarter	7.75	6.17
Third Quarter	34.65	29.51	Third Quarter	12.43	6.88
Fourth Quarter	30.77	27.37	Fourth Quarter	14.87	10.72
2006			2006
First Quarter	32.49	29.38	First Quarter	18.56	15.15
Second Quarter	33.20	27.69	Second Quarter	24.25	18.10
Third Quarter	29.76	26.00	Third Quarter	25.43	19.90
Fourth Quarter	30.23	26.94	Fourth Quarter	26.60	19.52
2007			2007
First Quarter	33.93	27.08	First Quarter	26.10	22.47
Second Quarter	30.71	26.60	Second Quarter	42.01	24.07
Third Quarter	28.69	23.00	Third Quarter	54.74	36.50
Fourth Quarter	24.66	20.94	Fourth Quarter	61.81	46.93
2008			2008
First Quarter	23.33	18.22	First Quarter	62.11	42.25
Second Quarter	20.80	15.73	Second Quarter	66.32	51.92
Third Quarter (through July 21, 2008)	16.38	13.92	Third Quarter (through July 21, 2008)	62.57	53.22

Oshkosh Truck Corporation is designer, manufacturer and marketer of specialty vehicles and vehicle bodies. Its commission file number is 001-31371.
Owens Corning is a global producer of residential and commercial building materials and glass fiber reinforcements and other similar materials for composite systems.  Its commission file number is 001-33100.

Oshkosh Truck Corporation	High	Low	Owens Corning	High	Low
(CUSIP 688239201)			(CUSIP 690742101)
2005			2005
First Quarter	41.31	30.48	First Quarter	-	-
Second Quarter	41.49	36.01	Second Quarter	-	-
Third Quarter	43.38	38.92	Third Quarter	-	-
Fourth Quarter	45.89	41.50	Fourth Quarter	-	-
2006			2006
First Quarter	62.24	44.75	First Quarter	-	-
Second Quarter	65.51	47.02	Second Quarter	-	-
Third Quarter	52.30	42.88	Third Quarter	26.25	23.50
Fourth Quarter	55.54	44.00	Fourth Quarter	31.65	25.98
2007			2007
First Quarter	56.69	47.11	First Quarter	33.11	26.95
Second Quarter	64.13	52.60	Second Quarter	36.06	30.65
Third Quarter	65.76	52.33	Third Quarter	33.51	24.47
Fourth Quarter	62.55	45.99	Fourth Quarter	26.75	19.90
2008			2008
First Quarter	46.21	35.60	First Quarter	22.70	16.76
Second Quarter	40.70	20.69	Second Quarter	28.13	18.52
Third Quarter (through July 21, 2008)	18.79	16.87	Third Quarter (through July 21, 2008)	24.02	20.01

August 2008	Page 19

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

PACCAR Inc designs, manufactures and leases heavy-duty diesel trucks. Its commission file number is 001-14817.			Parker Hannifin Corporation is a manufacturer of motion control products, including fluid power systems, electromechanical controls and related components. Its commission file number is 001-04982.

PACCAR Inc	High	Low	Parker Hannifin Corporation	High	Low
(CUSIP 693718108)			(CUSIP 701094104)
2005			2005
First Quarter	35.04	30.67	First Quarter	49.79	39.67
Second Quarter	32.32	29.08	Second Quarter	41.81	38.08
Third Quarter	33.69	29.60	Third Quarter	45.51	40.77
Fourth Quarter	32.50	28.48	Fourth Quarter	47.00	40.53
2006			2006
First Quarter	33.08	30.19	First Quarter	55.15	44.43
Second Quarter	36.61	30.97	Second Quarter	57.34	47.83
Third Quarter	38.87	34.00	Third Quarter	52.38	46.50
Fourth Quarter	45.48	37.96	Fourth Quarter	56.71	51.25
2007			2007
First Quarter	51.52	42.77	First Quarter	58.52	50.79
Second Quarter	60.44	49.08	Second Quarter	68.39	57.61
Third Quarter	65.06	49.72	Third Quarter	76.80	60.32
Fourth Quarter	58.89	46.32	Fourth Quarter	86.15	71.55
2008			2008
First Quarter	53.04	41.45	First Quarter	71.84	60.69
Second Quarter	53.39	41.83	Second Quarter	85.69	70.05
Third Quarter (through July 21, 2008)	43.98	39.86	Third Quarter (through July 21, 2008)	72.33	66.76

Quanta Services, Inc. designs, installs, repairs and maintains gas, electric, telecommunication and cable television network infrastructures. Its commission file number is 001-13831.			Rockwell Automation, Inc. is a global provider of industrial automation power, control and information solutions. Its commission file number is 001-12383.

Quanta Services, Inc.	High	Low	Rockwell Automation, Inc.	High	Low
(CUSIP 74762E102)			(CUSIP 773903109)
2005			2005
First Quarter	8.40	7.25	First Quarter	62.30	46.02
Second Quarter	9.52	7.60	Second Quarter	58.13	45.70
Third Quarter	12.95	8.85	Third Quarter	55.09	49.05
Fourth Quarter	14.54	11.02	Fourth Quarter	60.27	50.72
2006			2006
First Quarter	16.02	12.31	First Quarter	72.99	59.81
Second Quarter	18.90	14.64	Second Quarter	78.55	62.85
Third Quarter	17.97	14.66	Third Quarter	73.90	53.90
Fourth Quarter	19.83	16.43	Fourth Quarter	65.37	57.45
2007			2007
First Quarter	25.71	18.80	First Quarter	65.16	58.03
Second Quarter	31.62	25.40	Second Quarter	70.01	57.69
Third Quarter	32.29	24.16	Third Quarter	75.52	66.37
Fourth Quarter	33.00	24.20	Fourth Quarter	73.27	64.97
2008			2008
First Quarter	25.98	19.47	First Quarter	66.80	51.75
Second Quarter	33.89	23.93	Second Quarter	61.35	42.91
Third Quarter (through July 21, 2008)	33.42	29.01	Third Quarter (through July 21, 2008)	44.22	41.54

August 2008	Page 20

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

The Shaw Group Inc. is an engineering, technology, construction, fabrication, environmental and industrial services organization. Its commission file number is 001-12227.			SPX Corporation provides and services wet and dry cooling systems, thermal repair, oil, gas, and chemical systems, heat exchangers and power transformers. Its commission file number is 001-06948.

The Shaw Group Inc.	High	Low	SPX Corporation	High	Low
(CUSIP 820280105)			(CUSIP 784635104)
2005			2005
First Quarter	23.01	15.54	First Quarter	45.60	38.10
Second Quarter	22.17	17.82	Second Quarter	46.14	38.58
Third Quarter	24.86	16.19	Third Quarter	50.09	43.60
Fourth Quarter	31.35	20.46	Fourth Quarter	47.83	43.00
2006			2006
First Quarter	35.81	28.26	First Quarter	54.00	45.91
Second Quarter	33.36	23.32	Second Quarter	57.16	51.23
Third Quarter	27.31	19.73	Third Quarter	56.25	50.58
Fourth Quarter	34.09	23.65	Fourth Quarter	62.48	54.08
2007			2007
First Quarter	34.20	28.60	First Quarter	71.87	60.98
Second Quarter	46.29	29.32	Second Quarter	89.39	69.11
Third Quarter	60.69	44.65	Third Quarter	94.70	79.81
Fourth Quarter	76.61	54.00	Fourth Quarter	109.88	90.72
2008			2008
First Quarter	68.29	47.14	First Quarter	114.04	92.03
Second Quarter	66.47	48.77	Second Quarter	139.72	104.55
Third Quarter (through July 21, 2008)	64.33	53.95	Third Quarter (through July 21, 2008)	129.47	116.81

Terex Corporation is a manufacturer of capital equipment focused on delivering solutions for the construction, infrastructure, quarrying, surface mining, shipping, transportation, refining and utility industries.  Its commission file number is 001-10702.
			Textron Inc. is a multi industry company that uses its network of aircraft, industrial and finance businesses to provide customers with solutions and services. Its commission file number is 001-05480.
Terex Corporation	High	Low	Textron Inc.	High	Low
(CUSIP 880779103)			(CUSIP 883203101)
2005			2005
First Quarter	24.34	19.92	First Quarter	40.03	34.31
Second Quarter	21.73	18.16	Second Quarter	39.15	35.56
Third Quarter	25.98	19.90	Third Quarter	39.40	32.93
Fourth Quarter	31.17	24.92	Fourth Quarter	40.00	34.50
2006			2006
First Quarter	40.51	30.42	First Quarter	47.20	37.88
Second Quarter	50.91	39.47	Second Quarter	49.05	41.26
Third Quarter	50.30	38.72	Third Quarter	46.57	40.55
Fourth Quarter	66.29	46.50	Fourth Quarter	49.19	44.10
2007			2007
First Quarter	72.20	56.61	First Quarter	49.10	44.08
Second Quarter	86.14	71.84	Second Quarter	56.91	45.35
Third Quarter	94.13	69.00	Third Quarter	63.13	53.01
Fourth Quarter	90.04	56.57	Fourth Quarter	73.38	62.58
2008			2008
First Quarter	70.88	49.19	First Quarter	67.81	51.26
Second Quarter	74.80	51.33	Second Quarter	64.24	47.73
Third Quarter (through July 21, 2008)	51.83	42.66	Third Quarter (through July 21, 2008)	48.87	40.16

August 2008	Page 21

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

Trinity Industries, Inc. owns businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Its commission file number is 001-06903.			Tyco International Ltd. is a provider of electronic security, fire and safety services and products, valves and controls and other industrial products. Its commission file number is 001-13836.

Trinity Industries, Inc.	High	Low	Tyco International Ltd.	High	Low
(CUSIP 896522109)			(ISIN BMG9143X2082)
2005			2005
First Quarter	21.96	18.22	First Quarter	57.05	52.04
Second Quarter	22.55	15.49	Second Quarter	54.02	44.75
Third Quarter	27.01	21.12	Third Quarter	48.56	42.35
Fourth Quarter	29.83	23.39	Fourth Quarter	46.40	40.33
2006			2006
First Quarter	37.02	29.30	First Quarter	48.69	38.90
Second Quarter	47.49	31.41	Second Quarter	44.70	40.44
Third Quarter	39.58	30.94	Third Quarter	43.90	39.57
Fourth Quarter	39.72	31.06	Fourth Quarter	48.69	43.81
2007			2007
First Quarter	44.70	34.26	First Quarter	52.09	46.57
Second Quarter	47.94	40.04	Second Quarter	53.83	49.88
Third Quarter	46.89	33.10	Third Quarter	53.36	40.59
Fourth Quarter	40.01	24.32	Fourth Quarter	46.66	37.88
2008			2008
First Quarter	31.09	22.34	First Quarter	44.85	33.72
Second Quarter	40.85	25.05	Second Quarter	47.41	40.04
Third Quarter (through July 21, 2008)	35.40	30.97	Third Quarter (through July 21, 2008)	41.71	38.55

United Rentals, Inc. is an equipment rental company offering heavy machines and hand tools. Its commission file number is 001-14387.			URS Corporation is a provider of engineering, construction and technical services. Its commission file number is 001-07567.

United Rentals, Inc.	High	Low	URS Corporation	High	Low
(CUSIP 911363109)			(CUSIP 903236107)
2005			2005
First Quarter	21.55	16.22	First Quarter	31.53	27.21
Second Quarter	21.23	17.71	Second Quarter	37.73	28.15
Third Quarter	20.84	17.30	Third Quarter	40.39	36.45
Fourth Quarter	24.42	17.61	Fourth Quarter	43.29	37.06
2006			2006
First Quarter	34.50	23.74	First Quarter	44.75	38.26
Second Quarter	37.57	26.38	Second Quarter	48.87	37.78
Third Quarter	31.64	20.30	Third Quarter	41.99	36.79
Fourth Quarter	26.35	22.44	Fourth Quarter	44.25	38.14
2007			2007
First Quarter	29.56	24.81	First Quarter	45.98	40.83
Second Quarter	34.70	27.35	Second Quarter	50.50	42.15
Third Quarter	34.63	30.10	Third Quarter	58.25	46.06
Fourth Quarter	34.31	17.91	Fourth Quarter	62.40	51.64
2008			2008
First Quarter	20.10	15.54	First Quarter	53.93	31.95
Second Quarter	22.09	17.76	Second Quarter	48.96	34.31
Third Quarter (through July 21, 2008)	20.04	16.83	Third Quarter (through July 21, 2008)	42.40	36.89

August 2008	Page 22

Bear Market PLUS based Inversely on the Performance of a Basket of Capital Goods Sector Stocks due September 20, 2009
Performance Leveraged Upside SecuritiesSM

WESCO International, Inc. is a distributor of electrical supplies and equipment and is a provider of supply procurement services. Its commission file number is 001-14989.			W.W. Grainger, Inc. provides customers with product solutions for facility maintenance and other product needs. Its commission file number is 001-05684.

WESCO International, Inc.	High	Low	W.W. Grainger, Inc.	High	Low
(CUSIP 95082P105)			(CUSIP 384802104)
2005			2005
First Quarter	36.62	27.15	First Quarter	66.02	60.02
Second Quarter	31.38	23.47	Second Quarter	62.62	52.29
Third Quarter	35.02	30.85	Third Quarter	65.76	54.25
Fourth Quarter	43.76	34.00	Fourth Quarter	71.97	61.28
2006			2006
First Quarter	68.01	43.49	First Quarter	76.00	70.54
Second Quarter	79.85	55.56	Second Quarter	79.73	69.40
Third Quarter	69.07	56.45	Third Quarter	75.96	60.62
Fourth Quarter	70.93	56.91	Fourth Quarter	74.12	66.44
2007			2007
First Quarter	69.35	57.19	First Quarter	80.37	69.34
Second Quarter	66.29	60.45	Second Quarter	93.34	76.39
Third Quarter	63.61	38.98	Third Quarter	98.45	81.77
Fourth Quarter	48.98	38.25	Fourth Quarter	94.80	84.40
2008			2008
First Quarter	43.19	32.89	First Quarter	85.51	71.60
Second Quarter	46.11	36.87	Second Quarter	92.75	79.30
Third Quarter (through July 21, 2008)	38.90	33.83	Third Quarter (through July 21, 2008)	89.52	79.80

August 2008	Page 23